UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 26, 2019

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (I.R.S. Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address, including zip code, of principal executive offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	NHLD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On August 26, 2019, National Holdings Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain sellers named therein (the “WEC Sellers”), Daniel Santanello (“Santanello”), Robert Maloney (“Maloney” and, together with Santanello and the WEC Sellers, the “Sellers”), to acquire all of the outstanding equity interests (collectively, the “Purchased Shares”) of Winslow Evans & Crocker, Inc., a Massachusetts corporation (“WEC”), Winslow, Evans & Crocker Insurance Agency, Inc., a Massachusetts corporation (“WIA”), and Winslow Financial, Inc., a Massachusetts corporation (“WF” and collectively with WEC and WIA, the “Targets”). The transactions contemplated by the Purchase Agreement are collectively referred to as the “Transactions.”

At the closing of the Transactions (the “Closing”), the Company will acquire the Purchased Shares for an aggregate purchase price of approximately $3.2 million paid at closing in cash, subject to certain adjustments, plus additional consideration to be based on (i) the amount of net operating capital of WEC and WF as of the closing, payable in three annual installments and not to exceed $1.0 million in the aggregate, (ii) the aggregate pre-tax net income (loss) of the Targets through September 22, 2022, provided that such additional consideration shall not be less than $1.5 million and shall not exceed $3.0 million in the aggregate, and (iii) a portion of the synergies achieved through September 20, 2022. At the signing of the Purchase Agreement, the Company deposited $500,000 into escrow, which will be applied to the amount payable at closing or which would be forfeited if the Transactions are approved by FINRA but are not consummated due to certain breaches of the Purchase Agreement by the Company.

The Stock Purchase Agreement contains customary representations, warranties and covenants of the Sellers and the Company in connection with the Transactions. The obligations of the Company and the Sellers to consummate the Transactions are subject to the satisfaction or waiver of customary conditions, including certain regulatory approvals and consents. There is no financing condition to consummate the Transactions. The Purchase Agreement also provides for customary termination rights. Subject to certain exceptions, terms and limitations described in the Purchase Agreement, the Sellers and the Company have agreed to indemnify and hold each other harmless against any and all losses arising out of or with respect to any breach of any representations, warranty or covenant of the Sellers or the Company, as applicable, and in the case of indemnification by the Sellers, certain other specified matters.

The foregoing descriptions of the Purchase Agreement and the Transactions do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties that the Sellers and the Company made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement between the Sellers and the Company and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, such representations and warranties: (i) may not be accurate or complete as of any specified date; (ii) are modified and qualified in important part by the underlying disclosure schedules; (iii) may be subject to a contractual standard of materiality different from those generally applicable to investors; or (iv) may have been used for the purpose of allocating risk among the parties to the Purchase Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 7.01. Regulation FD Disclosure.

On August 26, 2019, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in or incorporated by reference into this Item 7.01, including Exhibit 99.1, shall be deemed to not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated as of August 26, 2019, by and among the Sellers named therein, Daniel Santanello, Robert Maloney and National Holdings Corporation.

99.1	Press Release dated August 26, 2019.

* Certain portions of this exhibit are subject to confidential treatment.

Forward Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including the Transactions may not be consummated due to a failure of closing conditions to be satisfied or otherwise and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOLDINGS CORPORATION
(Registrant)

Date: August 29, 2019	By:	/s/ Michael Mullen
Name: Michael Mullen
Title: Chief Executive Officer